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NOAA FORM 88-70                                     U. S. DEPARTMENT OF COMMERCE
(4-74)                           NATIONAL OCEANIC AND ATMOSPHERIC ADMINISTRATION

Case No. OG-G-862

                 PROMISSORY NOTE TO THE UNITED STATES OF AMERICA

                                         City and State:  New Orleans, Louisiana
                                         Date:  September 27, 1994

     FOR VALUE RECEIVED, the undersigned (the "Payor") promises to pay to the order of the UNITED STATES OF AMERICA, acting by and through the Secretary of Commerce (the "Payee"), at the office of the Financial Assistance Division, National Marine Fisheries Service, National Oceanic and Atmospheric Administration, Silver Spring, Maryland, or at the Payee's option, at such other place as may be designated from time to time by Payee, the principal amount of Seven Hundred Sixty-eight Thousand One Hundred Eight Dollars ($768,108.00) with interest on the unpaid principal computed from the date hereof at the rate of See *below percent (See * %) per year, payment to be made in installments as follows:

*The Note's interest rate is to be determined using the three-month (90-day) London Interbank Offered Rate (LIBOR) plus 45 basis points (rounded up to the nearest basis point) adjusting quarterly, with a ten percent (10.0%) interest cap for the first ten (10) years. The interest rate for the first quarterly payment will be determined on the day the loan is funded and will be adjusted ninety (90) days prior to each payment due date thereafter. Quarterly principal plus interest payments will be due on December 27, March 27, June 27, and September 27, of each year until eighty (80) quarterly payments are made and/or the loan is fully amortized.

        This Note is given (1) in consideration of, pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended, the guaranteeing payment of the unpaid interest on and the unpaid balance of the principal of a certain promissory note (the "Guaranteed Note") issued by the Payor to Sun Bank of Tampa Bay on the date hereof relating to the Payor's vessel, TIGER POINT, Official Number 508606 (the "Vessel"), and (2) to secure payment by the Payor to the Payee of any amount that the Secretary may be required to pay to the holder of the Guaranteed Note.

        This Note is also issued pursuant to the provisions of a certain first preferred ship mortgage (the "Mortgage") dated the date hereof, from the Payor to the Payee relating to the Vessel.

        This Note has been negotiated and received by the Payee subject to and secured by the terms of the Mortgage; and is also secured by a Real Estate Mortgage covering certain property in Vermillion Parish, State of Louisiana.

        The condition of this Note is such that so long as the Guaranteed Note is outstanding or a substitution therefor (including, but not limited to, an assumption or refinancing) and until the Guarantee contained within the Guaranteed Note or substitution therefor shall have been terminated pursuant to the provisions of the Mortgage and the agreement governing such Guarantee (the "Guarantee Agreement"), the principal of, and the interest on this Note in respect of the Guaranteed Note shall be payable as follows:

        (1) by payment of the interest on such Guaranteed Note and by amortization of the principal of the Guaranteed Note according to the terms of the Guaranteed Note;

        (2) when such Guaranteed Note has been retired or paid other than by payment of the Guarantee; and the aforesaid payments shall constitute payment of the principal of, and the interest on this Note as of the date on which and to the extent such payment is made, and this Note shall be discharged to the extent of such payment of principal.

        The principal of this Note and the interest thereon may be declared or may become due and payable by the declaration of the Payee without demand, presentment, opportunity to cure, or notice of intent to accelerate, at any




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time after, (l) the holder of the Guaranteed Note shall have demanded payment of the Guarantee pursuant to the provisions of the Guarantee Agreement, subject to such demand for payment of the Guarantee and its consequences being annulled under certain circumstances, or (2) the Payee has notified the holder of the Guaranteed Note by the issuance of the Payee's notice of the occurrence of an Event of Default pursuant to the provisions of the Mortgage and Guarantee Agreement and said holder has demanded payment of the Guarantee. Thereupon, the principal of and the interest on this Note shall become immediately due and payable together with interest and at the same rate for overdue principal.

        This Note is not negotiable, assignable, or transferable without the written consent of the Payee. This Note shall be cancelled by the Payee and surrendered to the Payor if all outstanding obligations accruing hereunder or under the Mortgage are paid.

        The undersigned shall pay all expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at its maturity date or otherwise, including but not limited to reasonable attorney's fees and costs, which Payee may deem necessary or proper in connection with the satisfaction of the Note or the administration, supervision, preservation, protection (including, but not limited to, the maintenance of adequate insurance) of or the realization upon the said Mortgage, as amended, or other Collateral. The Payee is authorized to pay, at any time and from time to time, any or all of such expenses, add the amount of such payment to the principal amount of the Note and Mortgage, and charge interest thereon at the rate specified herein with respect to interest on the principal amount of this Note.

        The term "Collateral" as used in this Note shall mean any funds, guaranties, or other property or rights therein of any nature whatsoever or the proceeds thereof which may have been, are, or hereafter may be hypothecated, directly or indirectly by the undersigned or others, in connection with, or as security for, this Note or any part hereof.

        The obligation of the undersigned hereunder shall not be impaired by the Payee's indulgence, including, but not limited to (a) any renewal, extension, or modification which the Payee may grant with respect to the Note or any part hereof, (b) any surrender, compromise, release, renewal, extension, exchange, or substitution, which the Payee may grant in respect of the said Mortgage, as amended, or other Collateral, or (c) any indulgence granted in respect of any endorser, grantor, or insurer.

        When applicable, the obligation of the undersigned hereunder shall be joint and several.

                                         Payor

                                         Zapata Protein (USA), Inc.


Attest:                                  By:
                                            -----------------------------------
                                               Vice President and Controller
---------------------------------
Secretary

     NOTE: Corporate Payors must execute Note in corporate name by duly authorized officer and seal must be affixed and duly attested.



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